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                                                                    EXHIBIT 99.2
                           NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                   SHARES OF
                    DATRON SYSTEMS INCORPORATED COMMON STOCK
                                  IN EXCHANGE
                                      FOR
                                     SHARES
                                       OF
                      THE TITAN CORPORATION COMMON STOCK,
         PURSUANT TO THE EXCHANGE OFFER AND BASED ON THE EXCHANGE RATIO
                DESCRIBED IN THE PROSPECTUS, DATED JULY 9, 2001
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED.

              THE EXCHANGE AGENT AND DEPOSITARY FOR THE OFFER IS:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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
                                   BY OVERNIGHT COURIER
                                      59 Maiden Lane
                                    New York, NY 10038
                                Attn: Titan Exchange Offer

          BY MAIL:                FACSIMILE TRANSMISSION:               BY HAND:
       59 Maiden Lane           (for eligible institutions           59 Maiden Lane
     New York, NY 10038                    only)                   New York, NY 10038
                                      (718) 234-5001

                                   Confirm by Telephone:
                                      (800) 937-5449
                                            or
                                      (718) 921-8200
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    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share ("DATRON COMMON STOCK"), of Datron Systems Incorporated, a Delaware corporation ("DATRON"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date, as defined in the prospectus, dated July 9, 2001 (as may from time to time be amended, supplemented or finalized, the "PROSPECTUS"), or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "EXCHANGE AGENT") prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Transaction--Procedure for Tendering" in the Prospectus.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                    THE INFORMATION AGENT FOR THE OFFER IS:
                             D.F. KING & CO., INC.
                           Attention: Thomas A. Long
                          77 Water Street, 20th Floor
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll Free: (800) 848-3409
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Ladies and Gentlemen:

    The undersigned hereby tenders to Gem Acquisition Corp. ("PURCHASER"), a Delaware corporation and a wholly owned subsidiary of The Titan Corporation, a Delaware corporation, pursuant to the offer by Purchaser to acquire all of the outstanding shares of Datron Common Stock in an exchange offer and subsequent merger upon the terms and subject to the conditions set forth in the Prospectus, receipt of which, together with the related Letter of Transmittal, is hereby acknowledged, the number of shares of Datron Common Stock set forth below, pursuant to the guaranteed delivery procedures described under "The Transaction--Guaranteed Delivery" in the Prospectus.

Signature(s): __________________________________________________________________

Name(s) of Record Holders: _____________________________________________________

(PLEASE TYPE OR PRINT)

Number of Shares of Datron Common Stock: _______________________________________

Certificate Number(s) (if available): __________________________________________

Dated: ____________, 2001

Area Code and Telephone Number(s): _____________________________________________

Check Box if Shares of Datron Common Stock will be Tendered by Book-Entry
Transfer: / /

Account Number: ________________________________________________________________

Address(es): ___________________________________________________________________
                                                                  (ZIP CODE)

Area Code and Telephone Number(s): _____________________________________________

Check Box if Shares of Datron Common Stock will be Tendered by Book-Entry
Transfer: / /

Account Number: ________________________________________________________________

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the shares of Datron Common Stock tendered hereby, in proper form for transfer, or timely confirmation of book-entry transfer of such shares of Datron Common Stock into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Datron Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________
                                                                  (ZIP CODE)

Area Code and Telephone Number: ________________________________________________

Authorized Signature: __________________________________________________________

PLEASE PRINT

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Dated: ____________, 2001

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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